EXHIBIT (m)(4)(b)

SCHEDULE A EATON VANCE SPECIAL INVESTMENT TRUST CLASS C DISTRIBUTION PLAN

Date of Original Plan
Name of Fund Adopting This Plan	(Inception Date)	Adoption Date

Eaton Vance Balanced Fund*	October 28, 1993/	June 23, 1997
January 27, 1995 (January 30,
1995)/
June 19, 1995 (August 1, 1995
Eaton Vance Special Equities Fund	August 1, 1994/	June 23, 1997
January 27, 1995 (January 30,
1995)/
June 19, 1995 (August 1, 1995)
Eaton Vance Growth & Income Fund*	August 1, 1994/	June 23, 1997
January 27, 1995 (January 30,
1995)/
June 19, 1995 (August 1, 1995)
Eaton Vance Utilities Fund*	October 28, 1993/	June 23, 1997
January 27, 1995 (January 30,
1995)/
June 19, 1995 (August 1, 1995)
Eaton Vance Small-Cap Growth Fund	N/A	February 11, 2002
Eaton Vance Small-Cap Value Fund	N/A	March 18, 2002
Eaton Vance Large-Cap Core Fund	N/A	June 18, 2002
Eaton Vance New Market Fund	N/A	November 14, 2005
Eaton Vance Greater India Fund	N/A	April 24, 2006
Eaton Vance Capital & Income Strategies	N/A	October 16, 2006
Fund
Eaton Vance Equity Asset Allocation	N/A	October 16, 2006
Fund
Eaton Vance Enhanced Equity Option	N/A	December 10, 2007
Income Fund
Eaton Vance Risk-Managed Equity	N/A	December 10, 2007
Option Income Fund

* These funds are successors in operations to funds which were reorganized, effective August 1, 1995, and the outstanding uncovered distribution charges of the predecessor funds were assumed by the above funds.